SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



          --------------------------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):           October 18, 2001
----------------------------------------------------------------------------
                         Merrill Lynch & Co., Inc.
----------------------------------------------------------------------------
   (Exact Name of Registrant as Specified in its Charter)

         Delaware                1-7182              13-2740599
---------------------------- ---------------- ----------------------------
    (State or Other           (Commission            (I.R.S. Employer
     Jurisdiction of          File Number)            Identification No.)
      Incorporation)

4 World Financial Center, New York, New York      10080
--------------------------------------------- -----------------
(Address of Principal Executive Offices)           (Zip Code)

Registrant's telephone number, including area code:   (212) 449-1000
-------------------------------------------------------------------------

-------------------------------------------------------------------------
 (Former Name or Former Address, if Changed Since Last Report.)

Item 5.  Other Events
---------------------

Filed herewith is the Preliminary Unaudited Earnings Summary for the three- and nine-month periods ended September 28, 2001 and supplemental quarterly information for Merrill Lynch & Co., Inc. ("Merrill Lynch"), as contained in a press release dated October 18, 2001. The results of operations set forth therein for such periods are unaudited. All adjustments, consisting only of normal recurring accruals that are, in the opinion of management, necessary for a fair presentation of the results of operations for the periods presented, have been included. The nature of Merrill Lynch's business is such that the results for any interim period are not necessarily indicative of the results for a full year.

Preferred stockholders' equity, common stockholders' equity, long-term borrowings and preferred securities issued by subsidiaries as of September 28, 2001 were approximately $425 million, $20.7 billion, $79.8 billion, and $2.7 billion, respectively.

On October 18, Merrill Lynch reported third-quarter net earnings of $422 million. Earnings per common share were $0.49 basic and $0.44 diluted, compared with $1.09 basic and $0.94 diluted in the 2000 third quarter. Third quarter earnings include 6 cents per diluted share of September 11th-related expenses associated with the tragic attack on the World Trade Center.

Operating earnings of $475 million, which exclude September 11th-related expenses, were 12% lower than the 2001 second quarter and 46% below last year's third quarter. Third quarter earnings include $152 million in severance expenses. Net revenues were $5.1 billion, 8% and 16% lower than the second and year-ago quarters, respectively. The operating pre-tax profit margin for the quarter was 15.0%, essentially unchanged from the second quarter as reductions in expenses kept pace with the decline in revenues.

"While our results are reasonable given a business environment that was deteriorating even before the terrorist attacks of September 11, we are not satisfied with them. We are accelerating actions throughout all of our businesses to improve profit margins," said David H. Komansky, chairman and chief executive officer, and Stan O'Neal, president and chief operating officer. "The near-term environment remains extremely weak, leading to over-capacity throughout the industry. Longer-term, the global forces driving growth in financial services remain in place."

Messrs. Komansky and O'Neal also said, "After the tragic events of September 11th, all of us at Merrill Lynch extend prayers for those who have suffered loss, and our gratitude to all those who have lent support. Merrill Lynch employees have worked tirelessly to serve clients and re-establish businesses in the midst of enormous personal and physical disruption. We are very proud of the determination and teamwork demonstrated by employees, and thank our clients for their patience and loyalty."

Year-to-date operating earnings were $1.9 billion, 35% lower than the first nine months of 2000, on net revenues of $17.1 billion, down 16% from the year-ago period. The effect of declining revenues on operating earnings was limited by a 12% reduction in year-to-date expenses, including a 6% reduction in non-compensation costs. The year-to-date operating pre-tax margin was 17.4%, compared to 21.5% in the year-ago period. On an operating basis, annualized year-to-date return on equity was 12.6%.

In the aftermath of September 11th, both of the company's headquarters buildings in the World Financial Center have been inaccessible. We plan to begin reoccupying our North Tower within the next two weeks. Reoccupation of our South Tower will take longer. September 11th-related costs incurred during the quarter are reported in the Corporate segment and discussed further in the "Expenses" section below. These costs are net of applicable insurance recoveries. Additional expenses and recoveries will be recorded in future periods.

BUSINESS SEGMENT REVIEW:
------------------------

CORPORATE AND INSTITUTIONAL CLIENT GROUP (CICG)

CICG faced a difficult operating environment during the third quarter, characterized by continued weak equity markets and sharply reduced investment banking activity. Partially offsetting these factors were favorable conditions in the secondary fixed income markets, following reductions of interest rates by the Federal Reserve. Against this challenging backdrop, CICG delivered a strong performance in debt trading and sustained market share gains in global equity origination and announced mergers and acquisitions.

o Third quarter pre-tax earnings were $485 million, 6% lower than the second quarter and 43% below the 2000 third quarter, on net revenues of $2.2 billion, 10% below the second quarter and 18% lower than the year-ago quarter. CICG's pre-tax margin was 21.6%, one percentage point above the second quarter and compared with 30.9% in the 2000 third quarter.

o The decline in CICG's revenues was due primarily to a reduction in equity trading and investment banking revenues, which was partially offset by an increase in debt trading revenues. Also contributing to the decline from the year-ago quarter was the absence of gains on investments.

o Equity trading revenues declined from the second quarter primarily as a result of lower transaction volumes, due in part to the closure of markets and business disruption. Revenues were also impacted by reduced volatility prior to September 11 and the continued effect of lower stock prices on revenues from principal-traded markets.

o Debt trading revenues in the third quarter were higher than both the second quarter of this year and the year-ago period. The increase was primarily in derivatives and government bonds, as both businesses benefited from a steepening yield curve and declining interest rates.

o Merrill Lynch continued to demonstrate leadership in equity and debt origination, ranking #1 in global equity and equity-linked with an increased year-to-date market share of 15.5%, and #1 in global debt with an 11.5% market share. Gains in equity market share during the third quarter were driven by leadership in equity-linked products, the global diversity of issuing clients and also by the strength of Merrill Lynch's global distribution capability, which continues to be a source of competitive advantage in difficult markets.

o In mergers and acquisitions, Merrill Lynch increased its year-to-date market share of announced deals to 26.5% and maintained its #2 global ranking. Merrill Lynch has advised on 12 of the largest 25 transactions announced this year.

PRIVATE CLIENT GROUP

While the uncertain market environment and the usual summer slowdown caused a continued reduction in private client transaction volumes for much of the quarter, this uncertainty also continued to underscore the value of Financial Advisors' advice and guidance. Good progress continued to be made in the implementation of a multi-channeled service model, and the benefits of actions taken over the past year to reduce expenses are being realized.

o Third quarter pre-tax earnings were $274 million, 11% lower than the second quarter and 29% below the third quarter of 2000, on net revenues that were 5% and 14% lower at $2.5 billion. The declines in revenues were due to lower transaction volumes and reduced demand for mutual funds, partially offset by an increase in net interest profit. Private Client's pre-tax margin was 11.2%, compared with 11.9% in the second quarter of this year and 13.6% in the year-ago quarter. These overall results continue to reflect a stronger performance in the United States than outside.

o In the United States, Private Client pre-tax earnings were $314 million, 4% above the second quarter and 17% below year-ago levels, on net revenues that were down 3% and 11% from the 2001 second quarter and 2000 third quarter, respectively. The solid quarter resulted from the stability of fee-based and interest revenues, which accounted for approximately two-thirds of Private Client's U.S. revenue in the 2001 third quarter, combined with actions taken over the last year to reduce expenses. On a year-to-date basis, Private Client's U.S. pre-tax earnings were $988 million, 8% below the comparable 2000 period. The year-to-date pre-tax margin was 15.1%, 80 basis points higher than the year-ago period.

o Outside the United States, Private Client posted a pre-tax loss of $40 million in the third quarter, compared with a pre-tax profit of $11 million in the year-ago quarter, on net revenues that were down 29% from the 2000 third quarter, and 15% from this year's second quarter. Transaction-related commissions represent approximately 50% of non-U.S. revenues. On a year-to-date basis, Private Client's pre-tax loss outside the United States was $51 million, compared with a pre-tax profit of $155 million in the comparable period of 2000. The development of the ultra high net worth client businesses is encouraging, which validates the firm's strategy to focus non-U.S. Private Client business on this segment.

o Total assets in client accounts were $1.5 trillion, including $1.3 trillion of assets in Private Client accounts. Net new money attracted into Private Client accounts globally during the quarter was $13 billion.

o The U.S. Financial Advisory Center has surpassed its 2001 enrollment goal of 500,000 accounts. Client satisfaction and retention continue to be high, and revenue velocity on enrolled accounts has increased. Similar initiatives outside the United States are also progressing well.

MERRILL LYNCH INVESTMENT MANAGERS (MLIM)

Although MLIM's financial results were affected by a market-driven decline in assets under management, investment performance and net flows remained solid.

o Third quarter pre-tax earnings were $91 million, 17% lower than the second quarter and 39% below the 2000 third quarter, on revenues of $515 million, 8% and 16% below last quarter and the year-ago quarter, respectively. MLIM's pre-tax margin was 17.7% compared with 19.4% last quarter and 24.4% in the 2000 third quarter.

o Assets under management totaled $507 billion at the end of the third quarter, 5% below second quarter levels, as $33 billion in market depreciation and foreign exchange movements more than offset $4 billion in net new money during the quarter. Adjusting for the cumulative impact of money transferred to bank deposits, assets under management are 15% lower than at the end of the 2000 third quarter. Revenues related to $81 billion of retail money market assets under management are included in Private Client's results.

o Although the composition of assets under management has shifted slightly towards fixed income products over the past year as equity market valuations have declined, there has been no significant deterioration in MLIM's revenue yield per asset under management. This relative stability underscores the benefit of actions taken to expand MLIM's range of higher margin products.


THIRD-QUARTER INCOME STATEMENT REVIEW:
--------------------------------------

REVENUES

Net revenues were $5.1 billion, 8% below the second quarter and 16% lower than the 2000 third quarter.

Commission revenues were $1.2 billion, down 12% from the second quarter and 26% below the 2000 third quarter, due primarily to a global decline in client transaction volumes, particularly in equities and mutual funds. Over the past year, commission revenues have also decreased as clients have opened asset-priced accounts, paying fees in place of commissions.

Principal transaction revenues decreased 17% from the second quarter and 35% from the third quarter of 2000, to $759 million. These decreases are due primarily to significantly lower revenues from equities and equity derivatives, which were partially offset by higher debt trading revenues.

Underwriting revenues were $543 million, down 18% from the second quarter and 8% lower than the 2000 third quarter. The revenue impact of a steep year-over-year decline in global origination activity was limited by the market share gains that Merrill Lynch has made, particularly in equity underwriting. Strategic advisory revenues increased 10% from the 2000 third quarter, to $294 million.

Asset management and portfolio service fees were $1.3 billion, virtually unchanged from the second quarter and 5% below the third quarter of 2000. The decrease from the year-ago quarter reflects primarily a market-driven decline in assets under management and lower valuations of assets in asset-priced accounts. Fees on these accounts are calculated based on asset valuations at the beginning of each quarter.

Other revenues were $129 million, down $189 million from the 2000 third quarter due to lower gains on investments.

Net interest profit was $879 million, $63 million higher than the second quarter and $109 million higher than the year-ago quarter.

EXPENSES

Compensation and benefits expenses, which include $152 million of severance costs, decreased 7% from the second quarter and 12% from the 2000 third quarter to $2.8 billion. Compensation and benefits expenses were 53.6% of net revenues for the third quarter of 2001 (50.6% excluding severance costs), compared to 51.2% in the year-ago quarter (50.1% excluding severance costs).

Non-compensation operating expenses decreased 7% from the second quarter and 4% from the 2000 third quarter. Details of significant changes in non-compensation operating expenses from the third quarter of 2000 follow:

o occupancy and related depreciation was $280 million, up 12%, as a result of increased rental and other occupancy expenses;

o advertising and market development expenses declined $40 million, or 20%, due primarily to reduced spending on travel and advertising. Travel expenses fell during the quarter due to normal seasonality, curtailment of non-essential travel after September 11 and actions taken to reduce travel costs;

o brokerage, clearing, and exchange fees were $219 million, up $13 million due to an increase in transaction volumes from the year-ago period;

o professional fees decreased 22%, to $115 million, due largely to reduced spending on employment and consulting services; and

o other expenses were 11% lower, at $253 million, due to lower business activity and a reduction in provisions for various business matters.

September 11th-related expenses of $88 million ($53 million after-tax), which are net of an insurance receivable of $50 million, include estimated costs related to the write-off of leases and damaged assets in lower Manhattan; the purchase of replacement equipment; and the temporary relocation of approximately 9,000 employees which required reconfiguring technology, telecommunications and alternative office facilities, and providing transportation.

Merrill Lynch's year-to-date effective tax rate was 31.4%.



STAFFING
--------

Merrill Lynch's global full-time employees totaled 65,900 at the end of the quarter. The decline of 6,100 since year-end 2000 is due primarily to the implementation of various strategic outsourcing initiatives announced during 2000, the sale or exit of selected businesses, managed reduction of staff, attrition, and reduced hiring. Merrill Lynch continues to selectively hire talented professionals into each of its businesses.

                                     * * * *





Merrill Lynch may make or publish forward-looking statements about management expectations, strategic objectives, business prospects, anticipated financial performance, and other similar matters. A variety of factors, many of which are beyond Merrill Lynch's control, could cause actual results and experience to differ materially from the expectations expressed in these statements. These factors include, but are not limited to, financial market volatility, actions and initiatives by current and potential competitors, the effect of current and future legislation or regulation, and additional factors described in Merrill Lynch's Annual Report on Form 10-K and subsequent reports on Form 8-K and Form 10-Q, which are available at the SEC's website, www.sec.gov. Merrill Lynch undertakes no responsibility to update or revise any forward-looking statements.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

         (c)      Exhibits
                  --------

                  (99)     Additional Exhibits

                           (i) Preliminary Unaudited Earnings Summary for the three- and nine-month periods ended September 28, 2001 and supplemental information.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                    MERRILL LYNCH & CO., INC.
                                           ------------------------------------
                                                   (Registrant)





                                           By: /s/ Thomas H. Patrick
                                           ------------------------------------
                                                   Thomas H. Patrick
                                                   Executive Vice President and
                                                   Chief Financial Officer


Date:    October 18, 2001

                                  EXHIBIT INDEX
                                  -------------


Exhibit No.       Description                                            Page
-----------       -----------                                            -----
(99)              Additional Exhibits                                    12-17
                   (i) Preliminary Unaudited Earnings Summary for the three- and nine-month periods ended September
                        28, 2001 and supplemental information.